                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) ___

                                   ----------

                     FIRST CHICAGO TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

     A New York Trust Company                                  13-3340857
                                                            (I.R.S. employer
                                                      identification number)

14 Wall Street, New York, New York                            10005
(Address of principal executive offices)                   (Zip Code)

                     First Chicago Trust Company of New York
                                 14 Wall Street
                            New York, New York 10005
              Attn: Steven M. Wagner, Vice President (312) 407-1819
            (Name, address and telephone number of agent for service)

                                   ----------

                           THE DETROIT EDISON COMPANY
               (Exact name of obligor as specified in its charter)

          Michigan                                         38-0478650
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                      identification number)

   2000 2nd Avenue
   Detroit, Michigan                                        48226-1279
  (Address of Principal                                      (Zip Code)
    executive offices)

                      GENERAL AND REFUNDING MORTGAGE BONDS
                         (Title of Indenture Securities)

ITEM 1. GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                   State of New York Banking Department, New York, New York; The Board of Governors of the Federal Reserve System, Washington, D. C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                   The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                   No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.


          1. A copy of the restated organization certificate of the trustee now in effect.

          2. A copy of the certificate of authority of the trustee to commence business.

          3. A copy of the authorization of the trustee to exercise corporate trust powers.

          4.   A copy of the existing by-laws of the trustee.

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable

          9.   Not Applicable

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Chicago Trust Company of New York, a trust company, organized and existing under the laws of the State of New York, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of June, 2001.

                                   FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                   By: /s/ Steven M. Wagner
                                       Steven M. Wagner
                                       Vice President

                                    EXHIBIT 1

                       A COPY OF THE RESTATED ORGANIZATION
                           CERTIFICATE OF THE TRUSTEE


                               State of New York,

                               Banking Department



         I, DONALD J. KAVANAGH, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF FIRST CHICAGO TRUST COMPANY OF NEW YORK UNDER
SECTION 8007 OF THE BANKING LAW," dated May 31, 1989.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 30th day of April in the Year of our Lord one thousand nine hundred and ninety.

                                        /s/ Donald J. Kavanaugh
                                   Deputy Superintendent of Banks

                      RESTATED ORGANIZATION CERTIFICATE OF
                     FIRST CHICAGO TRUST COMPANY OF NEW YORK
                      UNDER SECTION 8007 OF THE BANKING LAW

                  WE, the undersigned, being DONALD R. HOLLIS, Executive Vice President of FIRST CHICAGO CORPORATION, and LORNE H. PRICE, President of FIRST CHICAGO TRUST COMPANY OF NEW YORK (formerly known as MORGAN SHAREHOLDER SERVICES TRUST COMPANY), a New York limited-purpose trust company, do hereby certify:

                  1. The name of the corporation is First Chicago Trust Company of New York. The name under which the corporation was formed is Morgan Shareholder Services Trust Company.

                  2. The Organization Certificate of the corporation was filed by the Superintendent of Banks of the State of New York on December 12, 1985.

                  3. Article First of the Organization Certificate provides:

                  "That the name by which the corporation is to be known is MORGAN SHAREHOLDER SERVICES TRUST COMPANY."

                  4. Article First of the Organization Certificate is hereby amended to read as follows:

                  "That the name by which the corporation is to be known is FIRST CHICAGO TRUST COMPANY OF NEW YORK."

                  5. The foregoing amendment was authorized by votes of each of the Board of Directors of First Chicago Trust Company of New York and the Board of Directors of Morgan Shareholder Services Trust Company held on May 31, 1989, approving the Plan of Merger between First Chicago Trust Company of New York and Morgan Shareholder Services Trust Company, which Plan of Merger contained the foregoing amendment.

                  6. The sole shareholder of the corporation consented to the foregoing amendment by written consent dated May 31, 1989 pursuant to Section 6015 of the New York Banking Law.

                  7. The text of the Organization Certificate, as amended heretofore, is hereby restated as amended to read as herein set forth in full:

                            ORGANIZATION CERTIFICATE
                                       OF
                    "FIRST CHICAGO TRUST COMPANY OF NEW YORK"


                  We, the undersigned all being of full age, each of us being citizens of the United States and having associated ourselves together for the purpose of forming a Trust Company under and pursuant to the Banking Law of the State of New York, do hereby certify:

                  FIRST. That the name by which the corporation is to be known is FIRST CHICAGO TRUST COMPANY OF NEW YORK.

                  SECOND. That the place where its principal office is to be located is 30 West Broadway, New York, New York 10015.

                  THIRD. That the amount of its capital stock is to be One Million Dollars ($1,000,000) and the number of shares into which such capital stock is to be divided is 10,000 with a par value of $100 each.

                  FOURTH. The shares are not to be classified as preferred and common.

                  If the shares are to be so classified,

                  (a) The number and par value of shares to be included in each class are as follows:
                              -------------------------------------------------

                  (b) All the designations, preferences, privileges and voting powers of the shares of each class, and the restrictions or qualifications thereof are as follows:
                                               --------------------------------

                  (c) The number of shares of common stock which are to be reserved for issuance exchange for preferred shares or otherwise to replace any capital stock represented by preferred shares is none.

                  FIFTH. The name, place of residence and citizenship of each incorporator, and the number of shares subscribed for by each are:


                                                                     No. of
  Full Name           Residence                    *Citizenship      Shares
  ---------           ---------                    ------------      ------
John M. Stadter       39 East 72nd Street, #2F     New York           --
                      New York, NY  10021

Thomas W. Stanley     104 Fisher Road              New Jersey         --
                      Mahwah, NJ  07430

James C.P. Berry      10 West 65th Street          New York           --
                      New York, NY  10023

----------

*IF A CITIZEN OF NEW YORK OR A CONTIGUOUS STATE, INSERT NAME OF SUCH STATE.


James T. Flynn           169 West End Avenue           New Jersey         --
                         Ridgewood, NJ 07450

Peter B. Smith           136 East 79th Street          New York           --
                         New York, NY  10021


Ralph M. Mastrangelo     813 Tequesta Drive            New Jersey         --
                         Franklin Lakes, NJ 07417

John T. Lane             94 Sixth Street               New York           --
                         Garden City, NY 11530

                  SIXTH. The term of existence of the corporation is to be perpetual.

                  SEVENTH. The number of directors is to be not less than five nor more than fifteen.

                  EIGHTH. The names of the incorporators who shall be the directors until the first annual meeting of stockholders are:

                  John M. Stadter
                  Thomas W. Stanley
                  James C.P. Berry
                  James T. Flynn
                  Peter B. Smith
                  Ralph M. Mastrangelo
                  John T. Lane

                  NINTH. The Corporation is to exercise the powers conferred by
         Section 100 of the Banking Law. The Corporation shall neither accept deposits nor make loans except for deposits and loans arising directly from the exercise of the fiduciary powers specified in Section 100 of the Banking Law.


                  IN WITNESS WHEREOF, we have made, signed and acknowledged this certificate in duplicate this 31st day of May, 1989.


                                          /s/
                                             --------------------------------
                                             Donald R. Hollis
                                             Title:  Executive Vice President
                                             First Chicago Corporation



                                          /s/
                                             --------------------------------
                                             Lorne H. Price
                                             Title:  President
                                             First Chicago Trust
                                             Company of New York

                                    EXHIBIT 2


                     A COPY OF THE CERTIFICATE OF AUTHORITY
                       OF THE TRUSTEE TO COMMENCE BUSINESS

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT



                  I, GEORGE BENCZAK, Deputy Superintendent of Banks of the State of New York, DO HEREBY CERTIFY:

                  THAT, FIRST CHICAGO TRUST COMPANY OF NEW YORK is a corporation duly organized and existing under the laws of the State of New York and has its principal office and place of business at 14 Wall Street, New York, New York.

                  THAT, FIRST CHICAGO TRUST COMPANY OF NEW YORK is validly existing as a banking organization under the Banking Law of the State of New York. The authorization certificate of such corporation has not been revoked or suspended and such corporation is a subsisting trust company under the supervision of this Department.

                  The powers of such corporation are subject to certain restrictions in its organization certificate.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 27th day of June in the Year of our Lord one thousand nine hundred and ninety-four.


                                               George Benczak
                                        -------------------------------
                                        Deputy Superintendent of Banks.

                                    EXHIBIT 3


                   A COPY OF THE AUTHORIZATION OF THE TRUSTEE
                       TO EXERCISE CORPORATE TRUST POWERS


                               STATE OF NEW YORK,

                               BANKING DEPARTMENT



                  I, GEORGE BENCZAK, Deputy Superintendent of Banks of the State of New York, DO HEREBY CERTIFY:

                  THAT, FIRST CHICAGO TRUST COMPANY OF NEW YORK is a corporation duly organized and existing under the laws of the State of New York and has its principal office and place of business at 14 Wall Street, New York, New York.

                  THAT, FIRST CHICAGO TRUST COMPANY OF NEW YORK is validly existing as a banking organization under the Banking Law of the State of New York. The authorization certificate of such corporation has not been revoked or suspended and such corporation is a subsisting trust company under the supervision of this Department.

                  The powers of such corporation are subject to certain restrictions in its organization certificate.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 27th day of June in the Year of our Lord one thousand nine hundred and ninety-four.



                                                       George Benczak
                                            -----------------------------------
                                              Deputy Superintendent of Banks.

                                    EXHIBIT 4


                  A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE


                                     BY-LAWS



                                       OF



                     FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                   ----------


                           As amended to July 25, 1989


                                     BY-LAWS

                                       of

                     First Chicago Trust Company of New York



                                    ARTICLE I

                                  Stockholders


         SECTION 1.1. Annual Meeting. The annual meeting of the stockholders of the Company shall be held in the Borough of Manhattan, City of New York, on the third Tuesday of March of each year at 1l o'clock A.M., New York City time, for the election of Directors and such other business as may properly come before the meeting. Written notice of the time, place and purpose or purposes of such meeting shall be given not less than 10 nor more than 40 days before said meeting signed by the President or a Vice President or the Secretary or an Assistant Secretary, to each stockholder of record entitled to vote at such meeting at his address as it appears on the stock book of the Company, unless he shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall waive such notice in writing.

         SECTION 1.2. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, the President of the Board or the Board of Directors and shall be held at the principal offices of the Company on such date and at such time as the Chairman, the President or the Board of Directors shall fix. Notice of any special meeting, stating the time, place and purpose or purposes thereof, shall be given in the manner provided in Section 1.1 for the calling of annual meetings of stockholders.

         SECTION 1.3. Quorum. At all meetings of stockholders, unless otherwise provided by law, stockholders of a majority of the capital stock of the Company, present either in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting to another place, date or time. Except as otherwise provided by law, a majority of the quorum at a meeting, voting either in person or by proxy, shall decide any question brought before such meeting.

         SECTION 1.4. Organization. The Chairman of the Board, or in his absence, the President, shall preside at all meetings of stockholders, and the order in which the business thereof shall be disposed of, in the absence of a contrary vote by stockholders owning a majority of the capital stock of the Company present and voting at the meeting, whether in person or by proxy, shall be determined by the presiding officer. In the absence of the Secretary of the Company, the secretary of the meeting shall be such person as the presiding officer shall appoint.

         SECTION 1.5. Conduct of Business. The presiding officer of any meeting of stockholders shall determine the order of business and the procedure of the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

         SECTION 1.6. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder, a stock vote by ballot shall be taken. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the presiding officer of the meeting. All meetings and other matters shall be determined by a majority of votes cast.


                                   ARTICLE II

                               Board of Directors

         SECTION 2.1. Number. The affairs of the Company shall be managed and its corporate powers exercised by a Board of Directors which shall consist of not less than 7 nor more than 15 members. The Board shall from time to time by vote of a majority of Directors then in office fix the number of Directors within the maximum and minimum limits. The initial members of the Board of Directors of the Company, including the Chairman of the Board, shall be elected by the majority vote of the incorporators of the Company, who shall consider the matter at the organizational meeting of the incorporators. Such Directors shall hold office until the first annual meeting of the stockholders and until their successors have been duly elected and qualified.

         SECTION 2.2. Term of Office. At each annual meeting of stockholders each of the Directors shall be elected to serve until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified. If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the Directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

         SECTION 2.3. Regular Meetings. The Board of Directors shall hold regular meetings for business, of which meetings no notice shall be required, on the fourth Tuesday of each month, other than the month of August when the Executive Committee shall meet on the 4th Tuesday, at such time and place as may be fixed by the Board of Directors.

         SECTION 2.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and any of them shall call a special meeting whenever requested to do so by any two members of the Board of Directors. Notice of such meeting shall be mailed to each Director addressed to him at his usual residence or place of business at least two days before the day on which such meeting is to be held, or shall be sent to him at such address by telegram, radio or cable or given personally or by telephone not later than the day before such meeting is held.

         SECTION 2.5. Participation in Meetings by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to here each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

         SECTION 2.6. Quorum. Except as otherwise required by law, one-third of the number of Directors, as fixed from time to time, shall constitute a quorum.

         SECTION 2.7. Compensation. Directors and members of the Executive Committee and the members of any other committee shall be entitled to received such compensation or such fees for attendance as the Board of Directors shall fix from time. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

         SECTION 2.8. Indemnification. The Company shall, to the extent specified herein, indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or interstate, is or was a director, officer or employee of the Company or served any other corporation of any kind, domestic or foreign, in any capacity at the request of the Company. Officers and directors of the Company shall be so indemnified to the full extent permitted by law and persons other than officers and directors of the Company shall be so indemnified to the same extent as officers and directors of the Company.

         SECTION 2.9. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         SECTION 2.10. Fiscal Year. The fiscal year of the Company shall be as fixed by the Board of Directors.

                                   ARTICLE III

                                   Committees

         SECTION 3.1. Committees. The Board of Directors shall, at its first meeting held after the adoption of these By-Laws and at its regular meeting in April of each year, appoint an Executive Committee of such number of Directors, including the Chairman of the Board, the Vice Chairman, or if there be more than one, the Vice Chairmen of the Board, the Chairman of the Executive Committee and the President, as the Board of Directors may determine, which, unless otherwise instructed, may exercise the powers of the Board of Directors in the intervals between the meetings of the Board of Directors. The minutes of each meeting of the Executive Committee shall be submitted to the first regular meeting of the Board of Directors following the meeting of the Executive Committee. The Executive Committee may adopt its own rules of procedure and shall hold meetings upon request of any member thereof. No notice of any meetings of the Executive Committee shall be required. Three members of the Executive Committee shall constitute a quorum.

         SECTION 3.2. Conduct of Business. The Board of Directors may appoint, from among its membership or otherwise, such other committees with such powers as it shall determine. Such committees shall determine their own quorum and adopt their own rules of procedure.

         SECTION 3.3. Vacancies. The Board of Directors may fill any vacancy in any Committee, and may designate from time to time a person to act as a member of any committee at any meeting or meetings thereof in the place of any member absent therefrom.

                                   ARTICLE IV

                             Officers and Employees

         SECTION 4.1. Generally. The Board of Directors shall, at its first meeting held after adoption of these By-Laws and at the first meeting after each annual meeting of stockholders, elect from their number a Chairman of the Board, a Chairman of the Executive Committee and a President, each of whom shall hold office until the next annual election of officers and until his successor is elected and shall have qualified. Any vacancy occurring in the office of the Chairman of the Board, Vice Chairman of the Board, Chairman of the Executive Committee or President may be filled at any regular or special meeting of the Board of Directors.

         The Board of Directors may also elect or appoint one or more Vice Chairmen of the Board, one or more Vice Presidents (any one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents), a Treasurer, a Secretary, a Comptroller, and an Auditor. In addition, either the Board of Directors or any two of the Chairman of the Board, a Vice Chairman of the Board, the Chairman of the Executive Committee, the President, and an Executive Vice President, may elect or appoint one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, one or more Assistant Comptrollers, one or more Assistant Auditors, one or more Assistant Trust Officers, and such other officers as they may deem fit. All officers elected or appointed pursuant to this paragraph shall hold office at the pleasure of the Board of Directors.

         The compensation of officers required by this Section 4.1 to be elected or appointed by the Board of Directors shall be fixed by the Board of Directors, provided that salaries of Vice Presidents may be fixed by any two of the officers mentioned in the following sentence. The compensation of other officers shall be fixed either by the Board of Directors or by any two of the Chairman of the Board, a Vice Chairman of the Board, the Chairman of the Executive Committee, the President, an Executive Vice President, and the officer in charge of personnel.

         SECTION 4.2. Other Appointments. All other agents and employees of the Company shall be appointed, their duties prescribed and their compensation fixed, by the Chairman of the Board or the President, or any officer authorized to do so by either of them.

         SECTION 4.3. Bonds. Any or all of the officers of employees of the Company may be required to give such bonds as the Board of Directors may determine.

         SECTION 4.4. Chairman. The Chairman of the Board shall have general supervision of the policies and operations of the Company on behalf of the Board of Directors. He shall preside at meetings of the stockholders and at meetings of the Board of Directors, and, in the absence of the Chairman of the Executive Committee, at meetings of the Executive Committee. He shall have the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Company, and together with the Secretary or an Assistant Secretary conveyances of real estate and other documents and instruments to which the seal of the Company is affixed.

         SECTION 4.5. President. The President of the Company shall participate in the supervision of the policies of the Company on behalf of the Board of Directors, shall be the chief executive officer of the Company and shall manage and administer the Company's operations. He shall perform all duties incident to the office of President, and, except as the Board of Directors or Executive Committee shall otherwise direct, in the event of the absence or disability of the Chairman of the Board shall act in his place and assume his duties. He shall have the same power to sign for the Company as is prescribed in these By-Laws for the Chairman of the Board. In the absence of the President, such officer as the Board of Directors or the Executive Committee or the Chairman of the Board may designate shall act in his stead.

         SECTION 4.6. Vice Chairman. The Vice Chairman of the Board, of if there be more than one, then each of them, shall participate in the supervision of the policies and operations of the Company on behalf of the Board of Directors, and shall have such duties as shall be assigned to them by the Board of Directors, the Executive Committee and the Chairman of the Board. Each Vice Chairman shall have the same power to sign for the Company as is prescribed in these By-Laws for the Chairman of the Board.

         SECTION 4.7. Chairman of Executive Committee. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee and shall participate in the supervision of the policies and operations of the Company on behalf of the Board of Directors and shall have such other duties as shall be assigned to him by the Board of Directors, the Executive Committee and the Chairman of the Board. He shall have the same power to sign for the Company as is prescribed in these By-Laws for the Chairman of the Board.

         SECTION 4.8. Vice President. Each Vice President shall have the duties and authority usually pertaining to such office and in addition such other duties as shall be assigned him by the Board of Directors, the Executive Committee, the Chairman of the Board, a Vice Chairman of the Board and the President. Unless otherwise ordered by the Board of Directors or the Executive Committee, each Vice President shall have the same power to sign for the Company as is prescribed in these By-Laws for the Chairman of the Board.

         SECTION 4.9. Treasurer. The Treasurer shall have the supervision and care of all the funds and securities of the Company. He shall keep permanent records of the evidences of property or indebtedness and of all fiscal transactions of the Company. He shall perform all acts incident to the office of Treasurer.

         SECTION 4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of all meetings of the stockholders; he shall attend to the giving and receiving of all notices of and to the Company; he may sign, with other authorized officers, all contracts, instruments or documents in the name of the Company and may affix or cause to be affixed thereto the seal of the Company, of which he shall be the custodian; and he shall in general perform all the duties incident to the office of Secretary.

         SECTION 4.11. Comptroller. The Comptroller shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the accounting and bookkeeping of the Company and shall have such further duties as the Chairman of the Board or the President shall assign to him. He shall render to the Board of Directors, the Chairman of the Board and the President condensed monthly statements of the condition of the Company and of its operating results and shall prepare such cost control reports and such other statements and reports as the Chairman of the Board, a Vice Chairman of the Board or the President may request.

         SECTION 4.12. Auditor. The Auditor shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the auditing of the Company and shall have such further duties as the Chairman of the Board or the President shall assign to him. He shall render to the Board of Directors, the Chairman of the Board and the President such regular audit statements and reports as may be requested of him and such other reports as in his judgment are necessary in the performance of the duties incident to the office of Auditor.

         SECTION 4.13. Assistant Treasurer. Any Assistant Treasurer shall perform such duties as may be designated by the President with the approval of the Board of Directors or the Chairman of the Board. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and may exercise all the powers of the Treasurer.

         SECTION 4.14. Assistant Secretary. Any Assistant Secretary shall perform such duties as may be designated by the President with the approval of the Board of Directors or the Chairman of the Board. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and may exercise any of the powers of the Secretary.

         SECTION 4.15. Delegation of Authority. All other officers Company shall have such titles and perform such duties as may be designated by the Chairman of the Board or the President or any officer authorized to do so by either of them.

         SECTION 4.16. Instruments. All instruments executed by the Company as trustee, executor, administrator, registrar, transfer agent, depositary, agent or in any other fiduciary capacity, including agreements, indentures, mortgages, deeds, conveyances, satisfactions, releases, assignments, transfers, participation certificates, powers of attorney, proxies, petitions, proofs of claim and all other documents and writings in connection with any fiduciary capacity, may be executed by the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Vice President, or any other person thereunto authorized by the Board of Directors or the Executive Committee. Any officer or person authorized to execute any such instrument is also authorized to affix the seal of the Company thereto and to cause the same to be attested by the Secretary or an Assistant Secretary.

         All authentications or certifications of the Company as trustee under any mortgage, deed of trust, indenture or agreement securing or providing for bonds, debentures or notes, and all certificates as registrar or transfer agent, and all checks as disbursing agent, and all certificates of deposit, interim certificates and trust receipts or certificates, may be executed either by any officer or person hereinabove mentioned or referred to in the first paragraph of this Section 4.16 or by an Assistant Secretary or an Assistant Treasurer.

         The foregoing provisions of this Section 4.16 are in addition to and not in substitution for the manner of execution of any instrument elsewhere provided in these By-Laws.

         SECTION 4.17. Miscellaneous. All checks, orders, contracts, advices and other instruments and documents shall be signed by the officers authorized in these By-Laws to do so or by such other officers or by such employees and agents other than officers as the Board of Directors or the Executive Committee shall authorize, and subject to such restrictions as the Board of Directors or Executive Committee shall prescribe. The Board of Directors or Executive Committee may delegate to one or more officers of the Company all or part of the authority to grant signing powers contained in this Section 4.17.

         SECTION 4.18. Removal. Any officer of the Company may be removed at any time, with or without cause, by the Board of Directors or by the Chairman and the President.


                                    ARTICLE V

                                 Corporate Seal

         SECTION 5.1. Corporate Seal. The Company shall have a seal which shall be in such form as the Board of Directors shall approve.

                                   ARTICLE VI

                                  Capital Stock

         SECTION 6.1. Certificates of Stock. All certificates of stock shall be signed by the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the corporate seal. The signatures and the seal may be facsimile, engraved or printed, to the extent permitted by law.

         SECTION 6.2. Transfers of Stock. No transfer of stock of the Company shall be Permitted except upon the surrender of the outstanding certificate of stock. No new certificate shall be issued until the former certificate is cancelled, except that in the case of loss or destruction of a certificate, a new certificate may be issued upon such terms as the Board of Directors may prescribe.

         SECTION 6.3. Record Date. The stock transfer books may be closed for such period and under such conditions as the Board of Directors may at any time determine; or in lieu thereof the Board of Directors may at any time fix a day as the day as of which stockholders entitled to notice of and to vote at any meeting shall be determined, and only stockholders of record at the close of business on such day shall be entitled to notice of or to vote at such meeting.

                                   ARTICLE VII

                                   Amendments

         SECTION 7.1. Amendments. Except as may be otherwise provided by law, these By-Laws may be altered or repealed at any meeting of the Board of Directors, whether or not such alteration or repeal shall or may affect any By-Law which does or may be deemed to limit the powers of the Directors, provided notice of such meeting setting forth the substance of the proposed alteration or repeal shall have been mailed to each Director addressed to him at his usual residence or place of business at least three days before such meeting.

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                  June 13, 2001


Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between The Detroit Edison Company and First Chicago Trust Company of New York, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                   Very truly yours,

                                   FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                             By:  /s/ Steven M. Wagner
                                                  Steven M. Wagner
                                                  Vice President

                                   EXHIBIT 7



Legal Title of Bank:  First Chicago Trust Company of New York    Call Date: 12/31/2000 FFIEC 032
Address:              14 Wall Street                                                   Page RC-1
City, State  Zip:     New York, New York 10005
FDIC Certificate No.:

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET





                                                                                DOLLAR AMOUNTS IN THOUSANDS       C300
                                                                                                                  ----
ASSETS

1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                      RCFD
                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1) .................  0081           1,126,253           1.a
    b. Interest-bearing balances(2) ..........................................  0071                   0           1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .............  1754                   0           2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ..........  1773                   0           2.b
3.  Federal funds sold and securities purchased under agreements to
    resell....................................................................  1350                   0           3.
4.  Loans and lease financing receivables:
                                                                                RCFD
    a. Loans and leases, net of unearned income (from Schedule                  ----
       RC-C)..................................................................  2122                   0           4.a
    b. LESS: Allowance for loan and lease losses..............................  3123                   0           4.b
    c. LESS: Allocated transfer risk reserve..................................  3128                   0           4.c
                                                                                RCFD
    d. Loans and leases, net of unearned income, allowance, and                 ----
       reserve (item 4.a minus 4.b and 4.c) ..................................  2125                   0           4.d
5.  Trading assets (from Schedule RD-D) ......................................  3545               1,187           5.
6.  Premises and fixed assets (including capitalized leases) .................  2145                   0           6.
7.  Other real estate owned (from Schedule RC-M) .............................  2150                   0           7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ...........................................  2130              21,518           8.
9.  Customers' liability to this bank on acceptances outstanding .............  2155                   0           9.
10. Intangible assets (from Schedule RC-M) ...................................  2143                   0          10.
11. Other assets (from Schedule RC-F) ........................................  2160              56,628          11.
12. Total assets (sum of items 1 through 11) .................................  2170           1,205,586          12.


----------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.


Legal Title of Bank:    First Chicago Trust Company of New York     Call Date:  12/31/00 FFIEC 032
Address:                14 Wall Street                                                   Page RC-2
City, State  Zip:       New York, New York 10005
FDIC Certificate No.:

SCHEDULE RC--CONTINUED



                                                                                       DOLLAR AMOUNTS IN
                                                                                           THOUSANDS
                                                                         -------------------------------------------
LIABILITIES
13. Deposits:                                                                  RCON
    a. In domestic offices (sum of totals of columns A and C                   ----
       from Schedule RC-E, part 1) ...................................         2200          16,552             13.a
       (1) Noninterest-bearing(1) ....................................         6631         916,552             13.a1
       (2) Interest-bearing ..........................................         6636               0             13.a2
                                                                               RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and                ----
       IBFs (from Schedule RC-E, part II) ............................
       (1) Noninterest bearing .......................................
       (2) Interest-bearing ..........................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                        RCFD 2800               0             14.
15. a. Demand notes issued to the U.S. Treasury ......................    RCON 2840               0             15.a
    b. Trading Liabilities(from Schedule RC-D) .......................    RCFD 3548               0             15.b

16. Other borrowed money:                                                      RCFD
                                                                               ----
    a. With original maturity of one year or less ....................         2332               0             16.a
    b. With original  maturity of more than one year .................         A547               0             16.b
    c.  With original maturity of more than three years ..............         A548               0             16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..........         2920               0             18.
19. Subordinated notes and debentures ................................         3200               0             19.
20. Other liabilities (from Schedule RC-G) ...........................         2930         254,199             20.
21. Total liabilities (sum of items 13 through 20) ...................         2948       1,170,751             21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ....................         3838               0             23.
24. Common stock .....................................................         3230           1,600             24.
25. Surplus (exclude all surplus related to preferred stock) .........         3839          85,265             25.
26. a. Undivided profits and capital reserves ........................         3632         (52,030)            26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ....................................................         8434               0             26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES ............         4336               0             26.c
27. Cumulative foreign currency translation adjustments ..............
28. Total equity capital (sum of items 23 through 27) ................         3210          34,835             28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ............................         3300       1,205,586             29.

Memorandum

To be reported only with the March Report of Condition.

 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed for the bank by independent external
     Number auditors as of any date during 1996 ........ RCFD 6724 ........    NA         M.1
 Number

 1 = Independent audit of the bank conducted in accordance performed by other with generally accepted auditing standards by a certified required by state chartering public accounting firm which submits a report on the bank

 2 = Independent audit of the bank's parent holding company by external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which statements by external submits a report on the consolidated holding company (but not on the bank separately) preparation work)

 3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

 4 = Directors' examination of the bank external auditors (may be authority)

 5 = Review of the bank's financial statements auditors

 6 = Compilation of the bank's financial auditors

 7 = Other audit procedures (excluding tax

 8 = No external audit work

----------

 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.